Exhibit 10.3

STARBUCKS CORPORATION
RESTRICTED STOCK UNIT GRANT AGREEMENT
UNDER THE 2005 NON-EMPLOYEE DIRECTOR SUB-PLAN TO THE
2005 LONG-TERM EQUITY INCENTIVE PLAN

FOR VALUABLE CONSIDERATION, STARBUCKS CORPORATION (the "Company"), does hereby grant to the individual named below (the "Participant") an award (the "Award") for the number of restricted stock units (the "Restricted Stock Units") as set forth below, effective on the Date of Grant set forth below. The Restricted Stock Units shall vest and become payable in shares of Common Stock (the "Shares") according to the vesting schedule described below, subject to earlier expiration or termination of the Restricted Stock Units as provided in this Restricted Stock Unit Grant Agreement ("this Agreement"). The Restricted Stock Units shall be subject to the terms and conditions of this Agreement and the terms and conditions of the 2005 Non-Employee Director Sub-Plan to the 2005 Long-Term Equity Incentive Plan, as each may be amended from time to time (together, the "Plan"). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

Participant:
Number of Units:
Date of Grant:
Vesting Schedule:	100% on

1.    Form and Timing of Payment of Vested Units. Each Restricted Stock Unit represents the right to receive one Share of Common Stock on the date the Restricted Stock Unit vests (the "Vesting Date"). Subject to the other terms of this Agreement and the terms of the Plan, any Restricted Stock Units that vest will be paid to the Participant solely in whole Shares of Common Stock, on, or as soon as practicable after, the Vesting Date, and in no case later than March 15 of the year following the year of vesting, or, in the event that the Participant makes a valid election at a time and in the manner permitted under Section 409A of the Code, at the time specified in such election. All issuances of Shares will be subject to the requirements of Section 409A of the Code. Until the date the Shares are issued to you, you will have no rights as a stockholder of the Company.

2.    Cessation of Service; Change of Control

2.1    Cessation of Service. In the event that the Participant ceases to be a Director prior to the Vesting Date for any reason other than Retirement, death or Disability, the Restricted Stock Units subject to this Agreement shall immediately terminate and be automatically forfeited by the Participant to the Company upon such cessation of service as a Director. In the event that the Participant ceases to be a Director prior to the Vesting Date due to Retirement, death or Disability, the Restricted Stock Units subject to this Agreement shall accelerate and the Restricted Stock Units shall become fully vested and payable under the terms and conditions set forth in the Plan, and with respect to Restricted Stock Units for which the Participant has previously made a valid deferral election, in a manner consistent with the terms and conditions of such election.

2.2    Change of Control. Upon a Change of Control, the vesting of the Restricted Stock Units shall accelerate and the Restricted Stock Units shall become fully vested and payable to the extent and under the terms and conditions set forth in the Plan and, with respect to Restricted Stock Units for which the Participant has previously made a valid deferral election, in a manner consistent with the terms and conditions of such election.

3.    Taxes. The Participant is ultimately responsible for all taxes owed in connection with this Restricted Stock Unit Award.

4.    Code Section 409A. Payments made pursuant to this Agreement and the Plan are intended to qualify for an exception from Section 409A of the Internal Revenue Code. Notwithstanding any other provision in this Agreement and the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement and/or the Plan so that the Restricted Stock Units granted to the Participant qualify for exemption from or comply with Code Section 409A; provided, however, that the Company makes no representations that the Restricted Stock Units shall be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Restricted Stock Units.

5.    Undertaking. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Restricted Stock Units pursuant to the provisions of this Agreement.

6.    Restrictions on Transfer. Notwithstanding anything in the Plan to the contrary, the Restricted Stock Units granted pursuant to this Award may not be sold, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose), assigned, hypothecated, transferred, disposed of in exchange for consideration, made subject to attachment or similar proceedings, or otherwise disposed of under any circumstances.

By the Participant's signature and the Company's signature below, the Participant and the Company agree that this grant is governed by this Agreement and the Plan.

EXECUTED as of the Restricted Stock Unit Date of Grant.

STARBUCKS CORPORATION

By

Its    CHAIRMAN AND CEO

PARTICIPANT

Signature___________________